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                                                                     Exhibit 4.4

                                 AMENDMENT NO. 1
                                     TO THE
                              ROADWAY EXPRESS, INC.
                            401(k) STOCK SAVINGS PLAN
                            -------------------------

                  THIS AMENDMENT NO. 1 is made and executed this 20th day of August, 1996, by Roadway Express, Inc. to be effective August 1, 1996, except as provided herein. Words and phrases used herein with initial capital letters which are defined in the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") are used herein as so defined.

                                    Section 1
                                    ---------

                  1.      Section 2.8 of the Plan is amended to read as follows:

                  'Caliber Stock Fund' means the Investment Fund described in
         Section 7.1 which is invested in Caliber Stock and, as appropriate to meet the needs of the Plan, cash.

                                    Section 2
                                    ---------

                  2. A new Section 2.8A is added to the Plan to read as follows:

                  2.8A     Caliber Stock Liquidating Fund
                  ---------------------------------------

                           'Caliber Stock Liquidating Fund' means the Investment Fund described in Section 7.1, which is invested in Caliber Stock, cash and/or proceeds from the sale or exchange of Caliber Stock, and which is subject to the provisions of Subsection 7.8(c). The objective of the Caliber Stock Liquidating Fund is to permit diversification of the portion of Accounts invested in Caliber Stock and to encourage investment by Participants in Company Stock upon the disposition of shares of Caliber Stock transferred to the Caliber Stock Liquidating Fund.

                                    Section 3
                                    ---------

                  3. The first sentence of Subsection 7.1(a) of the Plan is amended to read as follows:

         The Trust Fund will be divided into the Company Stock Fund, the Caliber Stock Fund, the Caliber Stock Liquidating Fund and such additional Investment Funds as the Company may in its discretion select or establish (which may be more fully described in Exhibit B).

                                    Section 4
                                    ---------

                  4. The proviso of Paragraph 7.5(a)(2) of the Plan is amended to read as follows:

         provided; however, that, pursuant to Subsection 7.8(c), a Participant may elect to transfer any portion of such matching contributions invested in the Caliber Stock Fund to the Caliber Stock Liquidating Fund.


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                                    Section 5
                                    ---------

                  5. Paragraph 7.5(b)(1) of the Plan is amended by inserting the phrase "or the Caliber Stock Liquidating Fund" immediately following the phrase "the Caliber Stock Fund".

                                    Section 6
                                    ---------

                  6. The proviso of Paragraph 7.5(b)(3) of the Plan is amended to read as follows:

          provided; however, that, pursuant to Subsection 7.8(c), a Participant may elect to transfer any portion of such Before-Tax Contributions and After-Tax Contributions invested in the Caliber Stock Fund to the Caliber Stock Liquidating Fund.

                                    Section 7
                                    ---------

                  7. Paragraph 7.5(c)(1) of the Plan is amended by deleting the proviso and inserting the following:

          provided; however, that, pursuant to Subsection 7.8(c), a Participant may elect to transfer any portion of his Stock Bonus Portion invested in the Caliber Stock Fund to the Caliber Stock Liquidating Fund.

                                    Section 8
                                    ---------

                  8. Paragraphs 7.5(c)(2), 7.5(c)(3), 7.6(a)(1) and 7.6(a)(2) of
the Plan are amended by inserting the phrase "or the Caliber Stock Liquidating Fund" immediately following the phrase "other than the Caliber Stock Fund" each place such phrase appears in each Paragraph.

                                    Section 9
                                    ---------

                  9. Paragraph 7.6(a)(1) of the Plan is amended by deleting the second occurrence of the phrase "all or a portion".

                                   Section 10
                                   ----------

                  10. Subsection 7.8(c) of the Plan is amended to read as follows:

                  (c)(1) A Participant may, with respect to the portion of his Account invested in the Caliber Stock Fund, direct the Plan Administrator to transfer all or a portion of his Account to the Caliber Stock Liquidating Fund. Any such direction which is received and acknowledged by the Plan Administrator within such period established by the Plan Administrator prior to the first day of any March, June, September or December (or such other date as the Plan Administrator may designate), shall be effected during such March, June, September or December (or such other date as the Plan Administrator may designate). Any such direction not effected in any month described in this Paragraph because it was not timely received or acknowledged with respect to such month shall be effected during the next succeeding March, June, September or December (or such other date as the Plan Administrator may designate), as applicable.


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                  (2) At such time(s) as the Plan Administrator shall determine, proceeds from the disposition of Caliber Stock held in the Caliber
         Stock Liquidating Fund shall be reinvested (i) twenty percent (20%) in the Company Stock Fund and (ii) eighty percent (80%) in the other Investment Funds (other than the Caliber Stock Fund and the Caliber Stock Liquidating Fund) in accordance with directions provided by the Participant; provided, however, that, subject to the applicable provisions of ERISA, if required by the Internal Revenue Service as a condition to the issuance of a supplemental ruling in connection with the spin-off of the Company from Roadway Services, Inc., such proceeds shall be reinvested one hundred percent (100%) in the Company Stock Fund.

                                   Section 11
                                   ----------

                  11. Subsection 8.5(a) of the Plan is amended by inserting the phrase "or the Caliber Stock Liquidating Fund" immediately following the phrase "the Caliber Stock Fund" each place such phrase appears in the Subsection.

                                   Section 12
                                   ----------

                  12. The introductory portion of Subsection 8.7(a) is amended to read as follows:

          Upon prior notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Account other than his Stock Bonus Portion as provided and in the order set forth below:

                                   Section 13
                                   ----------

                  13. Subsection 8.7(a)(v) of the Plan is amended by deleting the phrase "No portion of a Participant's Stock Bonus Portion may be withdrawn while the Participant is an Employee".

                                   Section 14
                                   ----------

                  14. Subsection 8.7(b) of the Plan is redesignated as Subsection 8.7(c) and a new Subsection (b) is added immediately following Subsection 8.7(a) to read as follows:

                  (b) Upon prior notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Stock Bonus Portion invested in Caliber Stock; provided, however, that any portion of the Stock Bonus Portion invested in Caliber Stock that has not been held in the Participant's Account for at least two (2) years may not be withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years. For purposes of this Subsection, the calculation of a Participant's years of participation in the Plan shall include the Participant's year(s) of participation in the Roadway Services, Inc. Stock Bonus Plan and Trust. Any withdrawal of Caliber Stock pursuant to this Subsection shall be distributed in a single lump sum payment, in whole shares of Caliber Stock in kind, plus cash equal to the value of any fractional shares.


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                                   Section 15
                                   ----------

                  15. Effective upon the issuance of a favorable determination letter from the Internal Revenue Service with respect to this Amendment No. 1,
(a) the proviso of Paragraph 7.8(c)(2) shall become operative and (b) Section
8.8 of the Plan is deleted in its entirety and Sections 8.9 through 8.13 (as well as any cross references to these Sections) are renumbered accordingly.


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        IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its duly appointed officer.


In the presence of:                          ROADWAY EXPRESS, INC.



/s/ Sandra Matthews                          By:    /s/ J. Dawson Cunningham
----------------------                              ------------------------
                                             Name:  J. Dawson Cunningham
                                             Title: Vice President - Finance
                                                      and Administration